<Page 28>

                       VIAVID BROADCASTING INC.
                    (A Development Stage Company)


                 CONSOLIDATED FINANCIAL STATEMENTS
                (Expressed in United States Dollars)


                           MARCH 31, 1999


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                      A Partnership of Incorporated Professionals
DAVIDSON & COMPANY              Chartered Accountants


                   INDEPENDENT AUDITORS' REPORT


To the Shareholders of
ViaVid Broadcasting Inc.
(A Development Stage Company)


We have audited the consolidated balance sheets of ViaVid Broadcasting Inc. as at March 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the period from incorporation on January 20, 1999 to March 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 1999 and the results of its operations and the changes in its shareholders' equity and cash flows for the period from incorporation on January 20, 1999 to March 31, 1999 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that ViaVid Broadcasting Inc. will continue as a going concern.
As discussed in Note 1 to the financial statements, the Company's loss from operations raises substantial doubt as to the Company's ability to continue as a going concern unless the company attains future profitable operations and/or obtains additional financing. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.



                                              "DAVIDSON & COMPANY"

Vancouver, Canada                            Chartered Accountants

May 3, 1999
(except as to Notes 1 and 8,
 which are as of August 18, 1999)

             A Member of Accounting Group International
             ------------------------------------------

      Suite 1200, Stock Exchange Tower, 609 Granville Street,
   P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
            Telephone (604) 687-0947  Fax (604) 687-6172

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VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
(Expressed in United States Dollars)
AS AT MARCH 31, 1999
==================================================================


ASSETS

Current
	Cash                                             $   163,406
	Accounts receivable                                    6,841
                                                       -----------
                                                           170,247
Capital assets (Note 4)                                     17,510
                                                       -----------
                                                       $   187,757
==================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
	Accounts payable and accrued liabilities         $     6,866
	Due to related parties (Note 5)                        8,459
                                                       -----------
                                                            15,325
                                                       -----------
Shareholders' equity
	Capital stock
		Authorized
              25,000,000 common shares with a
              par value of $0.001 per share
		Allotted but not issued
              5,884,000 common shares                        5,884
	Additional paid-in capital                           238,216
	Deficit accumulated during the development stage     (71,668)
                                                       -----------
                                                           172,432
                                                       -----------
                                                       $   187,757
==================================================================

Nature and continuance of operations (Note 1)
Subsequent event (Note 9)

On behalf of the Board:

"Brian Kathler"      Director         "Paul Watkins"     Director
---------------------              ----------------------

The accompanying notes are an integral part of these consolidated financial statements.

<Page 31>

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999
==================================================================

REVENUE                                                $     3,436
                                                       -----------

EXPENSES
	Consulting                                            36,814
      Depreciation                                           8,049
	Office and miscellaneous                               7,109
	Professional fees                                      9,931
	Rent                                                   7,798
	Salary and benefits                                    4,289
	Telephone                                              1,114
                                                       -----------
                                                            75,104
                                                       -----------
Loss for the period                                    $   (71,668)
==================================================================

Loss per share                                         $     (0.01)
==================================================================


The accompanying notes are an integral part of these consolidated financial statements.

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VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999
==================================================================



                     Common Stock                Deficit
                     --------------          Accumulated
                                              During the
                                   Additional   Develop-
                    Number            Paid-in       ment
                 of Shares   Amount   Capital      Stage     Total
-------------------------------------------------------------------

Allotted
  shares for
  acquisition
  (Note 3)      5,100,000 $   5,100 $       - $        - $   5,100

Allotted shares
  for cash at
  $0.01 per
  share           500,000       500     4,500          -     5,000

Allotted shares
  for cash at
  $0.50 per
  share           100,000       100    49,900          -    50,000

Allotted shares
  for cash
  at $1.00 per
  share           184,000       184   183,816          -   184,000

Loss for
  the period           -          -         -    (71,668)  (71,668)
               ---------  --------- ---------  ---------  --------

Balance at
  March 31,
  1999         5,884,000  $   5,884 $ 238,216  $ (71,668) $172,432
==================================================================

The accompanying notes are an integral part of these consolidated financial statements.


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VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999
==================================================================


CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES
	Loss for the period                             $   (71,668)
	Items not affecting cash
		Depreciation                                    2,614
		Write-down of goodwill                          5,435
	Changes in non-cash working capital items
		Increase in accounts receivable                (6,841)
		Increase in accounts payable                    6,866
                                                      -----------
	Net cash used in operating activities               (63,594)
                                                      -----------

INVESTING ACTIVITIES
	Acquisition of capital assets                       (20,124)
	Acquisition of subsidiary                              (335)
                                                      -----------
	Net cash used in investing activities               (20,459)
                                                      -----------

FINANCING ACTIVITIES
	Proceeds from allotted shares                       239,000
	Loans from related parties                            8,459
                                                      -----------
	Net cash provided by financing activities           247,459
                                                      -----------
Cash, end of period                                   $   163,406
==================================================================

Supplemental disclosure for non-cash operating,
investing, and financing activities
	Allotted shares for purchase of subsidiary      $     5,100
	Cash paid during the period for interest                  -
	Cash paid during the period for income taxes              -
=================================================================

The accompanying notes are an integral part of these consolidated financial statements.

<Page 34>

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 1999
==================================================================

1.	NATURE AND CONTINUANCE OF OPERATIONS

ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp., a Canadian company operating in Vancouver, British Columbia, Canada.

The Company was incorporated in order to create a global internet video broadcasting company that offers a network of video services utilizing streaming video technology. The Company has developed the ViaVid Investment News Channel, a site geared to take maximum advantage of advertising revenue while broadcasting its news.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a loss of $71,668 for the period from inception to March 31, 1999. The Company anticipates expending approximately $1,000,000 over the next twelve month period in pursuing its anticipated plan of operations. The Company anticipates covering these costs by operating revenues and additional equity financing. The Company is presently undertaking an offering of 1,000,000 common shares of the Company at $1.00 per share to persons who are "Non - U.S. Persons" in accordance to Regulation S of the United States Securities Act of 1933. To date, the Company has received $130,000 of this offering which, once fully completed, will enable the Company to complete its anticipated plan of operations. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is currently receiving revenues for video production and hosting services. The Company anticipates an increase in revenue for production, advertising and hosting video footage and web content if the Company is successful increasing its viewership over the next twelve months.


2.	SIGNIFICANT ACCOUNTING POLICIES

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the year. Actual results in future periods could be different from these estimates made in the current year. The following is a summary of the significant accounting policies of the Company:

	Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ViaVid Broadcasting
Corp. All significant inter-company balances and transactions have been eliminated.

	Start-up and development costs

Since Inception, certain expenditures have been incurred primarily for product development, business development, market development and financing purposes. While these expenditures are intended to benefit future periods, the Company follows the accounting policy of expensing as incurred those expenditures not identified with specific projects or financing activities.

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VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 1999
==================================================================


2.	SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

	Capital assets

Capital assets are recorded at cost and are depreciated over their useful lives on the declining balance method at the following rates:

Computer equipment                             30%
Office furniture                               20%
Telephone and video equipment                  20%


	Financial instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	Revenue recognition

Revenue is recognized once the filming and editing has been completed.

	Foreign currency translation

Financial statements of the Company's foreign subsidiary are translated using the temporal method whereby all monetary assets and liabilities are translated into U.S. dollars at the rate of exchange at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Income and expenses are translated at rates which approximate those in effect on transactions dates. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each period end are included in earnings.

	Loss per share

Loss per share is calculated using the weighted average number of shares allotted during the period.

	Segmented information

The Company conducts substantially all of its operations in Canada in one business segment.


3.	ACQUISITION OF VIAVID BROADCASTING CORP.

On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), a related company having common directors and officers. VBC is a Canadian company incorporated under the laws of British Columbia on July 26, 1994. VBC was inactive from incorporation until October 30, 1998 when it changed its name from 477504 British Columbia Ltd. to ViaVid Broadcasting Corp.

The Company acquired VBC pursuant to a share exchange agreement whereby the Company agreed to issue 5,100,000 common shares to the shareholders of VBC in exchange for their 3,000 common shares. The Company has accounted for this transaction as a capital transaction. For accounting purposes, the financial statements of the Company and its subsidiary are deemed to have
been combined for the prior and current accounting periods.   As
of the date of acquisition, VBC held no significant assets and liabilities and the accumulated losses to January 27, 1999 was $355.

<Page 36>


VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 1999
==================================================================


4.	CAPITAL ASSETS
==================================================================



                                          Accumulated          Net
                                  Cost   Depreciation   Book Value
------------------------------------------------------------------

Computer equipment            $ 12,034       $  1,805     $ 10,229
Office furniture                 5,503            550        4,953
Telephone and video equipment    2,587            259        2,328
                              --------       --------     --------
                              $ 20,124       $  2,614     $ 17,510
==================================================================


5.	CAPITAL STOCK

	Stock options and warrants

There are no options or warrants to purchase common shares outstanding at March 31, 1999.


6.	RELATED PARTY TRANSACTIONS

During the period, the Company entered into the following transactions with related parties:

	a)	Paid consulting fees as follows:

		* $20,074 to two directors of the Company
		* $6,574 to an officer of the Company
		* $1,673 to a director of the subsidiary

	b)	Paid salary of $4,015 to an officer of the Company.

	c)	The Company purchased from three directors, computer
            equipment totalling $4,410. These same directors advanced loans to the Company of $4,049.


7.	INCOME TAXES

The Canadian operating loss for the period to date of $71,668, may be carried forward and applied against taxable income in future years. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements.


8.	UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may incorrectly recognize the year 2000 as some other date, resulting in errors. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business
operations.   It is not possible to be certain that all aspects
of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

<Page 37>


VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 1999
==================================================================

9.	SUBSEQUENT EVENT

Subsequent to March 31, 1999, the Company is offering 1,000,000 common shares at $1.00 per share to persons who are "Non - U.S. Persons" in accordance with Regulation S of the United States Securities Act of 1933. The Company has received $130,000 of this offering.